Exhibit 10.98

FORM OF
RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is made and entered into as of the 7th day of November, 2012 by and between CHROMCRAFT REVINGTON, INC. (the “Company”), a Delaware corporation, and _________________ (the “Director”),

WITNESSETH:

WHEREAS, the Company maintains a Directors’ Stock Plan, as currently in effect or as may hereafter be amended (the “Plan”), pursuant to which non-employee directors of the Company receive awards of restricted stock or stock options as determined by the Company’s Compensation Committee; and

WHEREAS, the Director was re-elected as a member of the Board of Directors of the Company at the Company’s annual meeting of stockholders held on May 24, 2012 and, accordingly, the Director is entitled to receive an award for 2012 of 11,200 shares of restricted common stock of the Company under the Plan; and

WHEREAS, the Plan provides that such award of restricted common stock shall be evidenced by a written award agreement and shall be restricted in accordance with the terms of the Plan and this Agreement; and

WHEREAS, because there was not a sufficient number of shares authorized and available for issuance to the Director under the Plan to satisfy his restricted stock award for 2012 in full, the Director has agreed to receive the number of shares of restricted stock set forth in Section 2 below, subject to the Director receiving the balance of his 2012 restricted stock award on or before the 2013 annual meeting of stockholders of the Company in such form (cash or stock) as will be determined by the Compensation Committee.

NOW, THEREFORE, in consideration of the foregoing recitals, the issuance of restricted common stock of the Company to the Director, the respective covenants, agreements and obligations contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Director hereby agree as follows:

1.            Capitalized Terms.  All capitalized terms used but not otherwise defined in this Agreement shall have the same meaning ascribed to such terms in the Plan.

2.            Award of Restricted Stock.  Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants an Award to the Director of Six Thousand Two Hundred Fifty-Four (6,254) shares of common stock of the Company, which shares shall be issued under the Plan and shall be restricted in accordance with the Plan and this Agreement (the “Restricted Stock”).

3.            Award Date.  There are two Award Dates for the Award of the Restricted Stock as follows: (each an “Award Date”):

2,504 shares of restricted stock	May 25, 2012
3,750 shares of restricted stock	June 18, 2012

4.            Period of Restriction; Vesting of Restricted Stock.  Subject to Section 11 hereof, the Period of Restriction with respect to the Award of Restricted Stock shall begin on each Award Date for the respective shares and shall end and lapse on the day immediately preceding the 2013 annual meeting of stockholders of the Company (the “Period of Restriction”), provided that the shares of Restricted Stock shall vest only so long as the Director is still serving as a member of the Board of Directors on the day preceding such annual meeting.  Upon the end or lapse of the Period of Restriction, the Award of Restricted Stock shall automatically and without the need for any determination or further action by the Board of Directors (or any committee thereof) become fully vested.  There shall be no other conditions or performance measures, targets or goals or any other requirement that must be satisfied or achieved in order for the shares of Restricted Stock to become vested.  Shares of Restricted Stock that have not become vested by the end of the Period of Restriction shall be forfeited and revert back to the Company, and the Director (and any party claiming by or through the Director) shall have no rights or claims to such shares.

5.            Dividend, Voting and Other Rights.  During the Period of Restriction and until the shares of Restricted Stock shall become vested or have been forfeited, the shares of Restricted Stock shall be issued and outstanding for all corporate purposes and the Director shall be entitled to (a) receive all dividends and distributions, if any, paid with respect to the shares of Restricted Stock, (b) exercise all voting rights with respect to the shares of Restricted Stock, and (c) exercise and possess all other rights and attributes of ownership of the shares of Restricted Stock, except with respect to the transferability of such shares and as provided in the Plan and this Agreement.

6.            Certain Agreements of the Director.  The Director hereby understands and agrees as follows:

(a)          none of the shares of Restricted Stock have been registered or qualified under any federal or state securities laws and are being issued by the Company in reliance upon certain exemptions from registration or qualification under such laws;

(b)          because the shares of Restricted Stock have not been registered or qualified under any federal or state securities laws and because the Director may be deemed to be an affiliate of the Company under the federal securities laws, such shares are subject to restrictions on resale and transfer imposed by applicable federal and state law in addition to the restrictions set forth in the Plan and this Agreement;

(c)          the Director is (and his heirs, executors, administrators and representatives are) bound by, and the shares of Restricted Stock are subject to, the terms, conditions and restrictions set forth in the Plan and this Agreement, the Company’s Certificate of Incorporation and By-Laws and applicable law (all as currently or hereafter in effect);

(d)          there is no obligation of the Company to continue to have the shares of the Company’s common stock (including the shares of Restricted Stock if and when they may become vested) listed, traded or quoted on any securities exchange or on any quotation system or other established trading market;

(e)          no representations, promises or commitments have been made to the Director relating to (i) the repurchase by the Company of any shares of Restricted Stock (whether before or after such shares may become vested), or (ii) the amount of dividends or distributions, the percentage of profit or the return on investment, if any, that he might expect to receive as a result of owning the shares of Restricted Stock (whether before or after such shares may become vested); and

(f)          the shares of Restricted Stock shall be held by the Director for his own account and not for another person and not with a view to resale, distribution, subdivision or fractionalization of such shares.

7.            Non-transferability.  Except in the event of the Director’s death or Disability (and then only in the manner set forth in the Plan), until the Period of Restriction shall have ended or lapsed and the shares of Restricted Stock shall have become vested, the unvested shares of Restricted Stock (a) cannot be sold, transferred, assigned, margined, encumbered, bequeathed, gifted, alienated, hypothecated, pledged or otherwise disposed of, nor can a lien, security interest or option be placed thereon, whether by operation of law, whether voluntarily or involuntarily, or otherwise, and (b) are not subject to execution, attachment or similar process or otherwise available to the creditors of the Director.  After the Period of Restriction shall have ended or lapsed and the shares of Restricted Stock shall have become vested, the shares of Restricted Stock may be sold, transferred, gifted or otherwise disposed of in accordance with applicable law and the requirements then in effect of the principal securities exchange or market (or of any quotation system or other established trading market) on which the Company’s shares of common stock are then listed or traded, if any.  Any attempted or purported sale, transfer, disposition, gift, bequest, pledge or other act in breach of or contrary to this Section 7 shall be null and void and of no force or effect whatsoever.

8.            Issuance of Shares.  The Company shall issue (or purchase in the open market or in privately-negotiated transactions) the shares necessary to satisfy the Award of Restricted Stock and thereafter until vesting or forfeiture (a) the Company shall maintain the unvested shares only in book-entry form in the name or for the benefit of the Director, (b) the Company shall not issue any certificate representing unvested shares in the name of the Director, and (c) the Director shall not be entitled to hold such unvested shares in “street name.”  Upon request by the Director following the date on which the Period of Restriction shall have ended or lapsed and the shares of Restricted Stock shall have become vested, the Company shall release such vested shares to the Director and shall, based upon the instructions of the Director, either cause such shares to be placed in “street name” with a broker designated by the Director or issue a stock certificate representing such vested shares in the name of the Director with a legend in substantially the following form imprinted thereon:

RESTRICTIONS ON TRANSFER

The securities represented by this Certificate have not been registered or qualified under the Securities Act of 1933, as amended (the “Act”), the laws of the State of Delaware or any other state securities laws and may not be sold, transferred, gifted, pledged or otherwise disposed of in the absence of such registration or qualification or an exemption therefrom under the Act and any applicable state securities laws.

The securities represented by this Certificate are subject to the terms of a Restricted Stock Award Agreement and the Directors’ Stock Plan of the Company, which contain restrictions on the sale, transfer, gift, pledge and other disposition of, and other matters relating to, these securities, copies of which agreement and plan are on file with the Secretary of the Company.

9.            Effect of the Plan; Continuation in Office; Certain Conflicts.  The Award of Restricted Stock is made under and is subject to the terms and conditions of the Plan and this Agreement, and the Director agrees that he shall comply with the provisions of the Plan and this Agreement.

Neither this Agreement nor the Award of Restricted Stock (a) constitutes an agreement, understanding or commitment relating to the continued service, nomination or re-election of the Director as a director of the Company, or gives the Director any right to be retained, nominated or re-elected as a director of the Company, (b) affects or limits the ability of the Director to resign or retire, or the possibility of the Director being removed, from office at any time, including during the Period of Restriction.

In the event of any conflict between the Plan and this Agreement, then this Agreement shall control; provided however, that in the event that this Agreement is silent with respect to a particular matter relating to the Award of Restricted Stock, then the Plan shall control with respect to such matter.

10.           Income Taxes.  All federal, state and local income taxes (and all interest and penalties thereon) that arise or are imposed by virtue of the vesting of the shares of Restricted Stock shall be the sole responsibility of and paid by the Director.

11.           Effect of Change in Control, Death or Disability.  Notwithstanding anything to the contrary contained in this Agreement, in the event of a Change in Control (as defined in the Plan) or the Disability (as defined in the Plan) or death of the Director during the Period of Restriction, all shares of Restricted Stock that have not yet become vested as of the time of such event shall vest and be treated in accordance with and as required by the Plan.

12.           Agreement of the Company.  The Company understands and agrees that (a) the Director is entitled to an Award for 2012 of 11,200 shares of restricted common stock of the Company under the Plan, (b) only 6,254 shares have been issued to the Director, and (c) the Director is entitled to receive 4,946 shares of restricted stock in order to satisfy in full his Award for 2012.  The Compensation Committee shall determine whether the balance of such 2012 Award will be paid to the Director in common stock or cash on or before the 2013 annual meeting of stockholders of the Company, and the Company shall issue such stock or cash to the Director in accordance with the determination of the Compensation Committee.  Under no circumstances will either the common stock issued or cash paid for the remaining balance of the Director’s 2012 Award be subject to any Period of Restriction or other vesting requirement beyond the day immediately preceding the 2013 annual meeting of stockholders.
13.           Miscellaneous.

(a)           Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the Company and the Director and their respective heirs, executors, representatives, successors and assigns; provided, however that neither party may assign this Agreement, or their respective rights and obligations hereunder, without the prior written consent of the other party hereto except that the Company may, without the consent of the Director, assign this Agreement, and its rights and obligations hereunder, in connection with any merger, consolidation, share exchange, combination, sale of stock or assets or similar transaction involving the Company or any transaction or series of transactions constituting a Change in Control.  In the event of any such permitted assignment by the Company of this Agreement, all references to the “Company” shall thereafter mean and refer to the successor or assignee of the Company.

(b)           Waiver.  Either party hereto may, by a writing signed by the waiving party, waive the performance by the other party of any of the covenants or agreements to be performed by such other party under this Agreement or any breach of or noncompliance with any provision of this Agreement.  The waiver by either party hereto shall not operate or be construed as a continuing or subsequent waiver or a waiver of any other or subsequent failure of performance, breach or noncompliance hereunder.  The failure or delay of either party at any time to insist upon the strict performance of any provision of this Agreement or to enforce its rights or remedies under this Agreement shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of such provision, or to pursue any of its rights or remedies for any breach hereof, at a future time.

(c)           Amendment.  This Agreement may be amended, modified or supplemented only by a written agreement executed by both of the parties hereto.

(d)           Headings.  The headings in this Agreement have been inserted solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement.

(e)           Severability.  In case any one or more of the provisions (or any portion thereof) contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions (or portion thereof) had never been contained herein.

(f)            Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same agreement.

(g)           Construction.  This Agreement shall be deemed to have been drafted by both parties hereto.  This Agreement shall be construed in accordance with the fair meaning of its provisions and its language shall not be strictly construed against, nor shall ambiguities be resolved against, either party.  This Agreement shall be an Award Agreement for purposes of the Plan.

(h)           Entire Agreement.  This Agreement and the Plan constitute the entire understanding and agreement (and supersede all other prior agreements, understandings, commitments and representations), whether oral or written, between the parties hereto relating to the shares of Restricted Stock, but subject to the commitment and agreement of the Company to issue the balance of his 2012 restricted stock award on or before the 2013 annual meeting of stockholders of the Company in such form (cash or stock) as will be determined by the Compensation Committee.

(i)            Governing Law.  Because the Company maintains its principal office in Indiana, this Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without reference to any choice of law provisions, principles or rules thereof (whether of the State of Indiana or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the State of Indiana.

(j)            Recitals.  The first paragraph and the recitals and “Whereas” clauses contained on page 1 of this Agreement are expressly incorporated into and made a part of this Agreement.

(k)           Review and Consultation.  The Director hereby acknowledges and agrees that he (i) has read and is familiar with this Agreement and the Plan, (ii) understands the provisions and effects of this Agreement and the Plan, and (iii) has consulted with such of his attorneys, accountants and other advisors as he has deemed advisable prior to executing this Agreement.  THE DIRECTOR HEREBY FURTHER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT HE HAS NOT RECEIVED ANY ADVICE, COUNSEL OR RECOMMENDATION WITH RESPECT TO THIS AGREEMENT OR THE PLAN FROM ANY DIRECTOR, OFFICER OR EMPLOYEE OF, OR ANY ATTORNEY OR REPRESENTATIVE FOR, THE COMPANY.

(l)            Certain Approvals Required.  Any amendment, modification or supplement of, or any waiver under, this Agreement on behalf of the Company may be made and shall be effective only upon the approval thereof by the Board of Directors of the Company.

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IN WITNESS WHEREOF, the Company and the Director have made, entered into, executed and delivered this Agreement as of the day and year first above written.

[Name of Director]

CHROMCRAFT REVINGTON, INC.

By:
Ronald H. Butler
Chairman and Chief Executive Officer